BOARD OF DIRECTORS SERVICE AGREEMENT

      This Agreement made and entered into by the undersigned on the 13 day of December 1996, in the City of Baton Rouge, the State of Louisiana.

      WHEREAS, WESTMARK GROUP HOLDINGS, INC., (hereinafter referred to as "Company"), wishes to secure the services of LOUIS J. RESWEBER (hereinafter referred to as the "Board Member") to serve on its Board of Directors, subject to the terms and conditions set forth in this document; and

      NOW, THEREFORE, in consideration of the mutual promises and agreement set forth herein, the parties agree to the following terms and conditions:

1.
SERVICE ON THE BOARD OF DIRECTORS. Considering the Board Member's knowledge, expertise and reputation in the fields of investor relations and equity markets, the Company desires the Board Member to serve on its Board of Directors.

2.
DUTIES AND RESPONSIBILITIES OF BOARD MEMBER. The Board Member shall attend the regularly scheduled meetings of the Company's Board of Directors, the frequency of which shall not be more than once per month; failure to attend meetings, where due to exigent circumstances or due to conflicts beyond the control of the Board Member shall not be considered a breach of this provision. The Company acknowledges that the Board Member is an officer of another corporation with full time employment with that corporation, and that the Board Member also serves in the capacity of director of other corporations, which corporations may be in the same or similar business as the Company, which employment and board service require material amounts of the Board Member's time and service, and which employment and board service may in certain instances require that the board Member recuse himself from participation in discussion, deliberation and voting on certain matters. This Agreement shall not be construed as preventing Board Member from serving as an employee, officer or director of other companies, including companies in the same or similar business as the Company; the Company further acknowledges that as an officer and/or director of other corporations, the Board Member may be required to present to such other corporations business opportunities which otherwise would have been presented to the Company for consideration. Further, this Agreement shall not be construed as preventing Board Member from engaging in reasonable volunteer services for charitable, educational or civic organizations, or from investing his assets in such form or manner as will require his services in the operation of the companies or businesses in which such investments are made.

3.
COMPENSATION. Upon the execution of this Agreement, Board Member shall immediately receive options to acquire shares of the Common Stock of the Company

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("Common Stock") as follows:

a. 50,000 shares, exercise price $.75, fully vested and exercisable immediately.

b. 200,000 shares, exercise price $1.00, fully vested and exercisable immediately.

      The options shall terminate and be of no force and effect with respect to any shares of common stock not previously purchased by Board Member upon the first to occur of (i) the expiration of five (5) years from the date of signing of this Agreement, or (ii) ninety (90) days from the date of termination of Board Member's relationship with the Company, as a director, officer or employee.

  In the event that the fair market value of the Common Stock is altered by stock splits, stock dividends, or similar transactions, the effect of which decreases the per share value of the Common Stock, an appropriate adjustment of the option price and/or the number of shares upon which such options are granted under this Agreement, shall be made to preserve the absolute value of the options in comparison to the per share market value of the Common Stock on the date immediately proceeding the announcement of the stock split, stock dividend, or sii-nilar transaction.

4. REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse Board Member for all reasonable travel, lodging, entertainment and other reasonable expenses paid or incurred by Board Member in performing his obligations hereunder, including travel and lodging expenses associated with the attendance of meetings of the Company's Board of Directors.

5. DIRECTOR'S LIABILITY INSURANCE, INDEMNIRICATION AND PROTECTION AGAINST SHAREHOLDER LITIGATION:

a. Company agrees to use its best efforts to obtain and maintain in full force and effect a Director's and Officer's liability policy with limits of liability of $1,000,000 providing full coverage to the Board Member for all liability arising out of his capacity as a director, including coverage for liability arising out of his own sole or joint negligence, and for liability arising out of the intentionally wrongful, dishonest, or criminal acts of another; the coverage provided shall continue in force after the termination of this Agreement and shall cover the Board Member for all claims arising out of his capacity a director of the company, including claims made or litigation commencing after termination of his service on the Board of Directors.

b.Company agrees to list the Board Member as an additional insured on its Comprehensive General Liability policy with a broad form endorsement providing coverage for contractual liability and personal injury liability for all claims arising out of his


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capacity as an officer, director or employee of the Company, including claims made or litigation commencing after termination of employment.

C. Company agrees to indemnify, defend and hold harmless Board Member, to the fullest extent permitted by law and in accordance with its By-Laws and Articles of Incorporation, against any and all claims against the Board Member arising out of any act, error or omission in his capacity as an officer, director, or employee of Company or of any of its affiliates or subsidiaries, including any claims arising out of his own sole or joint negligence, this indemnification agreement is in addition to the obligation of the Company to purchase insurance as set forth above, and the purchase of the aforementioned insurance shall not diminish or effect the obligation of the company to indemnify the Board Member; this indemnification agreement shall continue in force after the termination of the employee of the Board Member for all claims arising out of his capacity as an officer, director, or employee of the Company, including claims made or litigation commencing after termination of employment; if any officer or director has entered or hereafter enters an indemnification agreement with the Company that provides greater indemnification or protection than provided in this Agreement, this subparagraph c. shall be deemed automatically reformed to provide the Board Member the full extent of indemnification and protection provided under such officer's or director's indemnification agreement.

6. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between Board Member and the Company, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Board Member of a kind elsewhere provided and not expressly provided in this Agreement.

7. REIMBURSEMENT OF FEES INCURRED IN DEVELOPMENT OF AGREEMENT HEREWITH. As further consideration of this Agreement, by January 10, 1997 or as soon thereafter as this Agreement is signed, the Company shall issue to Daniel A. Rees (or his assigns), as consultant to the Board Member in connection with the development of this Agreement, 3,000 shares of the Company's common stock, and additionally shall issue to Daniel A. Rees (or his assigns) warrants to purchase an additional 3,000 shares of the Company's common stock at a warrant price of $1.00. Said warrant shall be fully vested, transferrable and exercisable immediately. The warrants shall terminate and be of no force and effect with respect to any shares of common stock not previously exercised within the expiration of five (5) years of the issuance. The Company is not the client of Daniel A. Rees and does not rely on any opinions or work product of Daniel A. Rees. Issuance of the aforementioned stock and warrants pursuant to this Agreement shall not constitute the creation of any relationship between

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the Company and Daniel A. Rees other than as corporation and shareholder.
8. GENERAL PROVISIONS:

      a.
      WAIVER SEVERABILITY AND AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically state therein, and each such waiver shall operate only as to the specific term or condition for the future or as to any act other than that speci 'fically waived. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall be to the full extent consistent with law continue in full force and effect. If this Agreement or any portion thereof conflicts with any law or regulation governing the activities of the Company, the Agreement or appropriate portion thereof shall be deemed reformed to provide for its enforcement to the fullest extent allowed under the law,

      b.
      READINGS: GOVERNING LAW: JURISDICTION. The headings of paragraphs herein are included solely for convenience and reference and shall not control the meaning or interpretations of any of the provisions of this Agreement. This Agreement has been executed and delivered in the State of Louisiana, and its validity, interpretation, performance and enforcement shall be governed by the laws of Louisiana. Any litigation brought for enforcement or of declaration of rights in relation to this Agreement shall be brought in the Nineteenth Judicial District Court, Parish of East Baton Rouge, State of Louisiana. The Company hereby waives any objections to jurisdiction or venue of any such proceeding in said court.

      c.
      This Agreement shall survive the termination of the Board Member's service on the Company's Board of Directors including, but not limited to, the Company's obligations to provide insurance coverage and indemnification as set forth in paragraph 5, and the reimbursement for all expenses under paragraph 4 provided such expenses were incurred by the Board Member in his capacity as director.

      d.
      The Board Member's right to compensation provided hereunder shall be absolute, and shall not be subject to any offset or credit by the Company.

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/s/ LOUIS J. RESWEBER                  /s/  MARK SCHAFTLEIN
------------------------               -------------------------------
LOUIS J. RESWEBER                      MARK SCHAFTLEIN
                                       Director & Chief Operating Officer,